UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2022
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GENERAL MOTORS COMPANY
(Exact name of registrant as specified in its charter)
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Delaware	001-34960	27-0756180
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Renaissance Center,	Detroit,	Michigan	48265	-3000
(Address of principal executive offices)			(Zip Code)

(313) 667-1500
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	GM	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 2.02 Results of Operations and Financial Condition

During the second quarter of 2022, General Motors Company’s (“we,” “our,” or the “Company”) vehicle wholesale volumes were impacted by the timing of certain semiconductor shipments and other supply chain disruptions. As a result, we had a total of approximately 95 thousand vehicles in our inventory that were manufactured without certain components as of June 30, 2022, a majority of which were built in June. We expect that substantially all of these vehicles will be completed and sold to dealers before the end of 2022. For the three months ended June 30, 2022, we expect net income to be in the range of between $1.6 billion and $1.9 billion and EBIT-adjusted to be in the range of between $2.3 billion and $2.6 billion.

For the full year, we reaffirm our net income guidance range of between $9.6 billion and $11.2 billion, EBIT-adjusted guidance range of between $13.0 billion and $15.0 billion, EPS-diluted guidance range of between $5.76 and $6.76, EPS-diluted-adjusted guidance range of between $6.50 and $7.50, automotive net cash provided by operating activities guidance range of between $16.0 billion and $19.0 billion, and adjusted automotive free cash flow guidance range of between $7.0 billion and $9.0 billion, and also continue to expect a year-over-year wholesale volume increase of 25%-30% and GMNA EBIT-adjusted margins of 10%.

See below for reconciliations of non-GAAP measures to their most directly comparable GAAP measures.

The information furnished pursuant to this Current Report on Form 8-K shall not be considered “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and such information shall not be deemed incorporated by reference in any filing by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as may be expressly set forth by specific reference in such filing.

Cautionary Note on Forward-Looking Statements: This Current Report on Form 8-K includes “forward-looking statements” within the meaning of the U.S. federal securities laws. Forward-looking statements are any statements other than statements of historical fact. Forward-looking statements represent our current judgment about possible future events and are often identified by words such as “aim,” “anticipate,” “appears,” “approximately,” “believe,” “continue,” “could,” “designed,” “effect,” “estimate,” “evaluate,” “expect,” “forecast,” “goal,” “initiative,” “intend,” “may,” “objective,” “outlook,” “plan,” “potential,” “priorities,” “project,” “pursue,” “seek,” “should,” “target,” “when,” “will,” “would,” or the negative of any of those words or similar expressions. In making these statements, we rely upon assumptions and analysis based on our experience and perception of historical trends, current conditions and expected future developments, as well as other factors we consider appropriate under the circumstances. We believe these judgments are reasonable, but these statements are not guarantees of any future events or financial results, and our actual result may differ materially due to a variety of important factors, many of which are described in our Annual Report on Form 10-K, our subsequently filed Quarterly Reports on Form 10-Q, and our other filings with the U.S. Securities and Exchange Commission. We caution readers not to place undue reliance on forward-looking statements. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update publicly or otherwise revise any forward-looking statements, whether as a result of new information, future events or other factors that affect the subject of these statements, except where we are expressly required to do so by law.

Non-GAAP Reconciliations:

The following tables reconcile expected Net income attributable to stockholders under U.S. GAAP to expected EBIT-adjusted (dollars in billions):

Three Months Ended June 30, 2022
Net income attributable to stockholders	$ 1.6-1.9
Income tax expense	0.5
Automotive interest expense, net	0.2
EBIT-adjusted	$ 2.3-2.6

Year Ending December 31, 2022
Net income attributable to stockholders	$ 9.6-11.2
Income tax expense	1.6-2.0
Automotive interest expense, net	0.8
Adjustments(a)	1.0
EBIT-adjusted(b)	$ 13.0-15.0
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(a)These adjustments were excluded because they relate to the one-time modification of Cruise stock incentive awards and the resolution of substantially all potential royalty matters, accrued in the prior period, with respect to past-year vehicle sales.
(b)We do not consider the potential future impact of adjustments on our expected financial results.

The following table reconciles expected EPS-diluted under U.S. GAAP to expected EPS-diluted-adjusted:

Year Ending December 31, 2022
Diluted earnings per common share	$ 5.76-6.76
Adjustments(a)	0.74
EPS-diluted-adjusted(b)	$ 6.50-7.50
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(a)These adjustments were excluded because they relate to the one-time modification of Cruise stock incentive awards and the resolution of substantially all potential royalty matters, accrued in the prior period, with respect to past-year vehicle sales.
(b)We do not consider the potential future impact of adjustments on our expected financial results.

The following table reconciles expected automotive net cash provided by operating activities under U.S. GAAP to adjusted automotive free cash flow (dollars in billions):

Year Ending December 31, 2022
Automotive net cash provided by operating activities	$ 16.0-19.0
Less: capital expenditures	9.0-10.0
Adjusted automotive free cash flow	$ 7.0-9.0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL MOTORS COMPANY (Registrant)
	By:	/s/ CHRISTOPHER T. HATTO
Date: July 1, 2022		Christopher T. Hatto, Vice President, Global Business Solutions and Chief Accounting Officer